Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/10/2024 01:31 PM
Original ID: 2023-001358375
Amendment ID: 2024-005092067

Limited Liability Company
Amendment to Articles of Organization

1. Name of the limited liability company:
(Name must match exactly to the Secretary of State's records.)

Comboox DAO LLC

2. The date of filing its articles of organization: November 8, 2023
(Date must match exactly to the Secretary of State's records.)

3. Article number(s) VI is amended as follows:

***See checklist below for article number information.**

Pursuant to W.S. 17-31-106(b), the publicly available identifier of Comboox DAO LLC (the "Company") can be found at this address on ArbitrumOne:"0x11A3d6679949De5E9530cc65684bA9B0E4392419", which refers to a smart contract called "General Keeper".

General Keeper is the core smart contract that represents the legal entity of the Company to hold assets, to receive revenue, to make payments, and to conduct legal acts on block-chain. If Members resolved to replace General Keeper with other smart contract, the new contract's address will be stored in the deprecated contract's events as a special reference records, so that the original General Keeper's address indicated above will still be used as a "public available identifier" of the Company.

Signature: Li Li
(Shall be executed by a person authorized by the company.)

Date: 05/18/2024
(mm/dd/yyyy)

Print Name: Li Li

Contact Person: Li Li

Title: Founding Member and Manager

Daytime Phone Number: +1 (205) 742 9844

Email: paul.lee.comboox@gmail.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

RECEIVED
MAY 22 2024
WYOMING
SECRETARY OF STATE

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☑ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☑ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**
- ☑ *Refer to original articles of organization to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***